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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Netopia, Inc. and subsidiary:

We consent to incorporation by reference in the registration statement (No. 333-74943) on Form S-8 of Netopia, Inc. and subsidiaries of our report dated October 29, 1999 relating to the consolidated balance sheets of Netopia, Inc. and subsidiaries as of September 30, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1999, annual report on Form 10-K of Netopia, Inc. and to the reference to our firm under the heading "Selected Financial Data" in the annual report on Form 10-K.

                                             /s/ KPMG LLP

                                             San Francisco, California
                                             December 29, 1999

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